Exhibit 99.3

FOR IMMEDIATE RELEASE

FUBOTV TO EXPAND GLOBAL FOOTPRINT WITH ACQUISITION

OF FRANCE’S LEADING LIVE TV STREAMING SERVICE, MOLOTOV SAS

Acquisition Accelerates fuboTV’s Mission to Build The World’s #1

Interactive Sports-First Live TV Streaming Platform

NEW YORK – NOVEMBER 9, 2021 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced it has achieved a significant milestone towards global expansion and entered into a binding agreement to acquire France’s number one live TV streaming company, Molotov SAS.

The transaction fuels fuboTV’s global expansion strategy by leveraging Molotov’s unique direct-to-consumer live TV streaming service and its advertising video-on-demand (AVOD) platform, Mango, which combined total nearly four million monthly active users in France (September 2021). The Molotov streaming platform was designed to be easily localized for new markets and languages, facilitating quick and efficient launches in additional countries. The technology capabilities between the two companies are expected to enable fuboTV to launch its interactive sports and entertainment streaming platform on a global scale.

Molotov brings to fuboTV’s international business a freemium model which leverages a free tier to drive user growth and upsell customers to premium add-on channel packages. fuboTV plans to leverage Molotov’s strategy and low-cost marketing funnel for international growth while implementing fuboTV’s marketing technology to accelerate Molotov subscriptions.

Molotov has distinguished itself in France with a unique entertainment experience focused on live and on-demand TV series, movies, documentaries and kids content. fuboTV will look to provide Molotov with sports content and sports-first product features. The newly combined streaming platform has the potential to offer a robust and personalized product experience for everyone in the household. This well-rounded offering will also enable fuboTV to customize local content offerings as it enters new markets.

Under the terms of the agreement, fuboTV has submitted a binding offer to acquire Molotov SAS for €164.3 million (approximately $190 million using the foreign currency exchange rate as of November 8, 2021) in a combination of cash and equity consideration, of which at least 85% is expected in equity. The acquisition is subject to customary requisite approvals and closing conditions. It is estimated to close sometime during the first quarter of 2022, at which point the Company expects to provide guidance on how the transaction will impact fuboTV’s financials.

Molotov will continue to be based in Paris and led by JeanDavid Blanc, its co-founder. Blanc has also been named president, Molotov. Molotov’s approximately 100 employees will remain with the Company and fuboTV plans to further expand the product and engineering team in Paris. Molotov was founded in 2015 by Blanc (founder of AlloCiné) and Pierre Lescure (co-founder of Canal+).

“Molotov has set the benchmark for ad-supported and subscription streaming platforms in Europe,” said David Gandler, co-founder and CEO, fuboTV. “We believe this strategic asset will help accelerate our goal of achieving global scale and operating leverage as we continue to improve and innovate on our live, interactive streaming TV experience for sports fans and their families.”

Gandler added: “In August, we launched an At-The-Market (ATM) stock offering program to provide the flexibility to raise capital to accelerate our growth plans, including global expansion. The opportunity offered by Molotov is a perfect example of how we can do this. We look forward to delivering a truly category-defining live TV streaming platform to consumers around the world.”

Blanc commented: “We’re thrilled to scale Molotov with fuboTV with whom we share the same ambition and vision for a live TV streaming platform. Our goal is to provide consumers with a best-in-class streaming experience with premium television content on a global scale.”

fuboTV currently operates in the U.S. and Canada and was the first U.S. virtual MVPD to enter Europe with its 2018 launch in Spain. Molotov operates in France, Burkina Faso, Ivory Coast, Senegal and Cameroon and expects to launch soon in the Democratic Republic of Congo. The Company also operates in Morocco through a partnership with Maroc telecom.

Q3 2021 Live Earnings Webcast

fuboTV will provide remarks on the Molotov transaction during its third quarter 2021 earnings webcast today at 5:30 p.m. ET. The live webcast will be available on the Events page of fuboTV’s investor relations website.

About fuboTV

With a mission to provide the world’s most thrilling sports-first live TV experience through the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) is focused on bringing to life its vision of a streaming platform that transcends the industry’s current virtual MVPD model. fuboTV Inc. operates in the U.S., Canada, Spain and, through its expected acquisition of Molotov, in France.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. Through its cable TV replacement product, fuboTV, subscribers can stream a broad mix of 100+ live TV channels, including 74 of the top 100 Nielsen-ranked networks across sports, news and entertainment — more than any other live TV streaming platform (source: Nielsen Total Viewers, 2020). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

About Molotov

Founded by JeanDavid Blanc (founder of AlloCiné) and Pierre Lescure (co-founder of Canal+), Molotov is a streaming platform that is revolutionizing access to television, available on all screens and connected devices (TechCrunch). Molotov offers a unique experience combining linear and non-linear programs from almost 200 publishers and television channels in a single interface. Selected in the French government’s French Tech 120 index, among the 10 Top Start-ups LinkedIn 2020, and awarded four times as “Best Application of the Year” by App Store users (Apple), Google Play (Android) and AppAnnie, Molotov has, after 5 years of existence, 17 million  registered users, making it the French leader in the distribution of streaming programs. The company launched a B2B division, Molotov Solutions, in 2020, making its technology and know-how in streaming and OTT platform operations available to professionals.

Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Molotov acquisition, expected synergies of the technology platforms, our international expansion plans and the markets in which we expect to operate, our financial condition, anticipated financial performance, market opportunity and our business strategy and plans. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to the Company’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on August 11, 2021 and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

Valérie Guiard-Schmid Ackaouy, Molotov

vguiard-schmid@molotov.tv

presse@molotov.tv